SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 25, 1999
(To Prospectus dated November 9, 1998)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 1999-1
                                     Issuer

                                   ----------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated January 25, 1999, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 9, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,018,116.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,096 Mortgage Loans having an aggregate Stated Principal Balance of approximately $368,728,529.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                             As of
                                                                                       September 1, 2002
Total Number of Mortgage Loans...................................................            1,096
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................            1.00%
         60-89 days..............................................................            0.27%
         90 days or more (excluding pending foreclosures)                                    0.27%
                                                                                             -----
         Total Delinquencies.....................................................            1.54%
                                                                                             =====
Foreclosures Pending.............................................................            0.10%
                                                                                             -----
Total Delinquencies and foreclosures pending.....................................            1.64%
                                                                                             =====

--------------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At             At
                                                                  At February 28(29),                   December 31,    June 30,
                                            --------------------------------------------------------    -----------    ----------
                                               1998            1999           2000          2001           2001           2002
                                            -----------    -----------    -----------   ------------    -----------    ----------

   Delinquent Mortgage Loans and
     Pending Foreclosures at Period End
        30-59 days........................         1.08%          1.03%          1.36%          1.61%          1.89%         1.85%
        60-89 days........................         0.16           0.18           0.22           0.28           0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........         0.16           0.12           0.16           0.14           0.23          0.28
                                            -----------    -----------    -----------   ------------    -----------    ----------
            Total of delinquencies                 1.40%          1.32%          1.75%          2.03%          2.51%         2.53%
                                            ===========    ===========    ===========   ============    ===========    ==========
   Foreclosures pending...................         0.17%          0.14%          0.16%          0.27%          0.31%         0.28%
                                            ===========    ===========    ===========   ============    ===========    ==========

   Total delinquencies and foreclosures
       pending............................         1.57%          1.46%          1.91%          2.30%          2.82%         2.81%
                                            ===========    ===========    ===========   ============    ===========    ==========

   Net Gains/(Losses) on liquidated
       loans(1)...........................  $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
   Percentage of Net Gains/(Losses) on
       liquidated loans(1)(2).............       (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.010)%
   Percentage of Net Gains/(Losses) on
       liquidated loans (based on
       average outstanding principal
       balance)(1).........................      (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.011)%

---------------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,018,116, evidencing a beneficial ownership interest of approximately 0.28% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $343,260,279 and evidenced in the aggregate a beneficial ownership interest of approximately 93.08% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $25,499,933, and evidenced in the aggregate a beneficial ownership interest of approximately 6.92% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,018,116 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 83.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                               Percentage of SPA
                                            --------------------------------------------------------
 Class                                          0%        100%        275%        400%        500%
 -----                                      ---------  ---------   ----------  ---------   ---------
 Class PO...............................       1.1%        2.0%        4.1%        6.0%        7.7%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                       Percentage of SPA
                                        -----------------------------------------------

          Distribution Date                0%      100%      275%      400%      500%
          -----------------             -------  -------   -------   --------  --------
Initial Percent...................        100      100       100       100       100
October 30, 2002                           78       78        77        76        76
October 25, 2003                           77       72        65        57        52
October 25, 2004                           76       67        54        43        36
October 25, 2005                           74       61        45        32        25
October 25, 2006                           73       56        37        24        17
October 25, 2007                           71       52        31        18        12
October 25, 2008                           69       48        26        13         8
October 25, 2009                           67       44        21        10         5
October 25, 2010                           66       40        18        7          4
October 25, 2011                           63       36        14        5          2
October 25, 2012                           61       33        12        4          2
October 25, 2013                           59       30        10        3          1
October 25, 2014                           56       27        8         2          1
October 25, 2015                           53       24        6         1          1
October 25, 2016                           51       21        5         1          0
October 25, 2017                           47       19        4         1          0
October 25, 2018                           44       16        3         1          0
October 25, 2019                           41       14        3         0          0
October 25, 2020                           37       12        2         0          0
October 25, 2021                           33       10        1         0          0
October 25, 2022                           29        8        1         0          0
October 25, 2023                           24        7        1         0          0
October 25, 2024                           20        5        1         0          0
October 25, 2025                           15        4        0         0          0
October 25, 2026                           10        2        0         0          0
October 25, 2027                           5         1        0         0          0
October 25, 2028                           1         0        0         0          0
October 25, 2029                           0         0        0         0          0
Weighted Average Life (years) **         16.14     9.61      4.87      3.40      2.68

----------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $7,049,756, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

     o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1999-1


                Current Mortgage Rates of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------------
              Current                  Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
         Mortgage Rate (%)                    Loans                 Outstanding ($)                 Pool (%)
---------------------------------------------------------------------------------------------------------------------
               6.250                               2                      602,154.43                   0.16
               6.375                               7                    1,934,527.02                   0.52
               6.500                              29                   10,880,466.93                   2.95
               6.625                              50                   17,510,402.21                   4.75
               6.750                             189                   65,947,077.35                  17.88
               6.830                               1                      281,360.00                   0.08
               6.875                             250                   84,472,849.94                  22.91
               6.880                               1                      296,801.46                   0.08
               7.000                             175                   58,698,896.73                  15.92
               7.010                               1                      271,789.81                   0.07
               7.060                               1                      268,924.06                   0.07
               7.125                              88                   27,496,340.67                   7.46
               7.250                             101                   34,471,981.77                   9.35
               7.375                              61                   19,837,303.92                   5.38
               7.500                              62                   20,493,573.10                   5.56
               7.625                              24                    7,467,332.93                   2.03
               7.630                               1                      243,321.49                   0.07
               7.685                               1                      276,949.73                   0.08
               7.750                              23                    8,085,630.68                   2.19
               7.875                              16                    5,676,683.38                   1.54
               8.000                               6                    1,308,403.15                   0.35
               8.125                               1                      322,555.15                   0.09
               8.250                               2                      549,693.83                   0.15
               8.375                               1                      287,220.90                   0.08
               8.500                               3                    1,046,288.42                   0.28
---------------------------------------------------------------------------------------------------------------------
Total                                          1,096                  368,728,529.06                 100.00
=====================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.026% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.025% per annum.

                  Current Mortgage Loan Principal Balances (1)

---------------------------------------------------------------------------------------------------------------------
         Current Mortgage              Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
         Loan Balance ($)                     Loans                 Outstanding ($)                 Pool (%)
---------------------------------------------------------------------------------------------------------------------
      0.01 to  50,000.00                         2                       64,919.92                   0.02
 50,000.01 to 100,000.00                         4                      297,524.74                   0.08
100,000.01 to 150,000.00                         3                      347,135.43                   0.09
150,000.01 to 200,000.00                         5                      896,984.47                   0.24
200,000.01 to 250,000.00                       140                   33,467,039.77                   9.08
250,000.01 to 300,000.00                       354                   96,951,305.35                  26.29
300,000.01 to 350,000.00                       240                   77,387,381.50                  20.99
350,000.01 to 400,000.00                       138                   51,404,475.00                  13.94
400,000.01 to 450,000.00                        69                   29,428,637.90                   7.98
450,000.01 to 500,000.00                        52                   24,556,985.44                   6.66
500,000.01 to 550,000.00                        32                   16,833,484.03                   4.57
550,000.01 to 600,000.00                        22                   12,592,235.14                   3.42
600,000.01 to 650,000.00                        16                    9,864,396.05                   2.68
650,000.01 to 700,000.00                         6                    4,012,282.28                   1.09
700,000.01 to 750,000.00                         5                    3,586,174.68                   0.97
750,000.01 to 1,000,000.00                       8                    7,037,567.36                   1.91
---------------------------------------------------------------------------------------------------------------------
Total                                        1,096                  368,728,529.06                 100.00
=====================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $336,431.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

---------------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value                Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
      Ratios (%)                              Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
50.00 or Less                                 42                   14,119,058.50                      3.83
50.01 to 55.00                                33                   12,404,792.88                      3.36
55.01 to 60.00                                52                   20,158,096.82                      5.47
60.01 to 65.00                                76                   28,886,530.22                      7.83
65.01 to 70.00                                87                   29,656,402.49                      8.04
70.01 to 75.00                               231                   78,959,667.02                     21.41
75.01 to 80.00                               477                  156,974,530.63                     42.57
80.01 to 85.00                                20                    5,287,607.95                      1.43
85.01 to 90.00                                59                   17,186,031.71                      4.66
90.01 to 95.00                                19                    5,095,810.84                      1.38
---------------------------------------------------------------------------------------------------------------------
Total                                      1,096                  368,728,529.06                    100.00
=====================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.23% (2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

---------------------------------------------------------------------------------------------------------------------
   State Distribution of                Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
    Mortgaged Properties                       Loans                 Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
California                                      569                   193,487,352.63                   52.47
Colorado                                         36                    11,847,075.48                    3.21
Maryland                                         29                     9,122,675.93                    2.47
New Jersey                                       40                    12,742,197.59                    3.46
New York                                         29                     9,741,840.18                    2.64
Pennsylvania                                     25                     7,376,159.31                    2.00
Texas                                            47                    16,858,652.99                    4.57
Virginia                                         26                     8,950,862.87                    2.43
Washington                                       42                    13,602,032.89                    3.69
Other (less than 2%)                            253                    84,999,679.19                   23.05
---------------------------------------------------------------------------------------------------------------------
Total                                         1,096                   368,728,529.06                  100.00
=====================================================================================================================

(1) "Other" includes 30 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 2.06% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

---------------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
          Type of Program                      Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Full                                            521                   177,144,560.38                    48.04
Alternative                                     357                   117,710,719.22                    31.92
Reduced                                         185                    62,660,378.62                    16.99
Streamlined                                      26                     8,985,982.63                     2.44
No Income/No Asset                                7                     2,226,888.21                     0.60
---------------------------------------------------------------------------------------------------------------------
Total                                         1,096                   368,728,529.06                   100.00
=====================================================================================================================


                          Types of Mortgaged Properties

---------------------------------------------------------------------------------------------------------------------
                                         Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
            Property Type                      Loans                 Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Single Family Residence                         780                  261,658,295.89                     70.96
Planned Unit Development                        286                   97,763,097.68                     26.51
Low-rise Condominium                             17                    5,291,141.37                      1.43
2-4 Family Residence                             10                    3,004,258.58                      0.81
High-rise Condominium                             3                    1,011,735.54                      0.27
---------------------------------------------------------------------------------------------------------------------
Total                                         1,096                  368,728,529.06                    100.00
=====================================================================================================================

                         Purposes of the Mortgage Loans

---------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
           Loan Purpose                       Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Purchase                                         508                 170,438,144.00                     46.22
Refinance (rate/term)                            355                 121,172,295.98                     32.86
Refinance (cash-out)                             233                  77,118,089.08                     20.91
---------------------------------------------------------------------------------------------------------------------
Total                                          1,096                 368,728,529.06                    100.00
=====================================================================================================================


                    Occupancy Types of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
          Occupancy Type                      Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Owner Occupied                                 1,063                 357,945,462.80                     97.08
Secondary Residence                               27                   9,093,677.89                      2.47
Investment                                         6                   1,689,388.37                      0.46
---------------------------------------------------------------------------------------------------------------------
Total                                          1,096                 368,728,529.06                    100.00
=====================================================================================================================

(1) Based upon representations of the related Mortgagor at the time of origination.


              Remaining Terms to Maturity of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------------
         Remaining Term to               Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
         Maturity (months)                     Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
                191                                1                     110,721.16                      0.03
                195                                1                     224,578.58                      0.06
                196                                5                   1,510,730.68                      0.41
                197                               10                   3,016,779.19                      0.82
                304                                1                     237,311.46                      0.06
                309                                1                     237,175.99                      0.06
                310                                7                   2,016,401.88                      0.55
                311                               17                   5,053,240.93                      1.37
                312                               18                   6,260,264.16                      1.70
                313                               10                   3,144,551.78                      0.85
                314                               16                   5,659,820.96                      1.53
                315                               46                  15,390,207.70                      4.17
                316                              132                  44,110,107.25                     11.96
                317                              808                 273,740,174.58                     74.24
                318                               23                   8,016,462.76                      2.17
---------------------------------------------------------------------------------------------------------------------
TOTAL                                          1,096                 368,728,529.06                    100.00
=====================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 315 months.

                                                                       EXHIBIT 2


  THE                                                 Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1


                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------
                                    Certificate                            Pass
                       Class           Rate              Beginning        Through         Principal         Interest
Class      Cusip     Description       Type               Balance         Rate (%)       Distribution     Distribution
-----------------------------------------------------------------------------------------------------------------------
  A1     12669A3Z5     Senior       Fix-30/360        145,907,290.05      6.500000     12,044,255.05        790,331.15
  A2     12669A4A9     Senior       Fix-30/360         10,977,880.06      6.500000      1,447,446.16         59,463.52
  A3     12669A4B7     Senior       Fix-30/360          1,750,000.00      6.500000              0.00          9,479.17
  A4     12669A4C5     Senior       Fix-30/360          1,750,000.00      6.500000              0.00          9,479.17
  A5     12669A4D3     Senior       Fix-30/360          1,994,000.00      6.500000              0.00         10,800.83
  A6     12669A4E1     Senior       Fix-30/360          2,500,000.00      6.500000              0.00         13,541.67
  A7     12669A4F8     Senior       Fix-30/360          2,500,000.00      6.500000              0.00         13,541.67
  A8     12669A4G6     Senior       Fix-30/360         37,822,963.50      6.500000      2,940,732.56        204,874.39
  A9     12669A4H4     Senior       Fix-30/360         34,316,801.90      6.500000      4,111,747.96        185,882.68
  A10    12669A4J0     Senior       Fix-30/360          4,816,876.95      6.500000        374,511.82         26,091.42
  A11    12669A4K7     Senior       Fix-30/360                  0.00      6.500000              0.00              0.00
  A12    12669A4L5     Senior       Fix-30/360          5,000,000.00      6.500000              0.00         27,083.33
  A13    12669A4M3     Senior       Var-30/360          9,431,118.00      2.718750              0.00         21,367.38
  A14    12669A4N1     Senior       Var-30/360          2,901,882.00     18.789063              0.00         45,436.37
  A15    12669A4P6     Senior       Fix-30/360          5,000,000.00      6.400000              0.00         26,666.67
  A16    12669A4Q4     Senior       Var-30/360         17,588,235.00      2.718750              0.00         39,848.34
  A17    12669A4R2     Senior       Var-30/360          5,411,765.00     18.789063              0.00         84,734.99
  A18    12669A4S0     Senior       Fix-30/360         71,110,000.00      6.500000              0.00        385,179.17
  PO     12669A4T8    Strip PO      Fix-30/360          1,044,913.88      0.000000         26,797.11              0.00
   X     12669A4U8    Strip IO      Fix-30/360        290,107,922.69      0.389958              0.00         94,275.03
  AR     12669A4V9     Senior       Fix-30/360                  0.00      6.500000              0.00              0.05
  B3     12669A4Z4     Senior       Fix-30/360          2,384,880.63      6.500000          2,836.33         12,918.10
-----------------------------------------------------------------------------------------------------------------------
   M     12669A4W1     Junior       Fix-30/360         13,969,133.96      6.500000         16,613.44         75,666.14
  B1     12669A4X9     Junior       Fix-30/360          6,473,384.29      6.500000          7,698.77         35,064.16
  B2     12669A4Y7     Junior       Fix-30/360          2,725,988.51      6.500000          3,242.01         14,765.77
  B4     12669A5A8     Junior       Fix-30/360          1,703,623.06      6.500000          2,026.11          9,227.96
  B5     12669A5B6     Junior       Fix-30/360            711,294.60      6.500000            845.94          3,852.85
-----------------------------------------------------------------------------------------------------------------------
 Totals                                               389,792,031.39                   20,978,753.26      2,199,571.98
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                Current                          Cumulative
              Total            Realized           Ending          Realized
Class      Distribution         Losses            Balance          Losses
----------------------------------------------------------------------------
 A1       12,834,586.21            0.00      133,863,034.99            0.00
 A2        1,506,909.68            0.00        9,530,433.90            0.00
 A3            9,479.17            0.00        1,750,000.00            0.00
 A4            9,479.17            0.00        1,750,000.00            0.00
 A5           10,800.83            0.00        1,994,000.00            0.00
 A6           13,541.67            0.00        2,500,000.00            0.00
 A7           13,541.67            0.00        2,500,000.00            0.00
 A8        3,145,606.95            0.00       34,882,230.94            0.00
 A9        4,297,630.64            0.00       30,205,053.94            0.00
 A10         400,603.24            0.00        4,442,365.13            0.00
 A11               0.00            0.00                0.00            0.00
 A12          27,083.33            0.00        5,000,000.00            0.00
 A13          21,367.38            0.00        9,431,118.00            0.00
 A14          45,436.37            0.00        2,901,882.00            0.00
 A15          26,666.67            0.00        5,000,000.00            0.00
 A16          39,848.34            0.00       17,588,235.00            0.00
 A17          84,734.99            0.00        5,411,765.00            0.00
 A18         385,179.17            0.00       71,110,000.00            0.00
 PO           26,797.11            0.00        1,018,116.77            0.00
  X           94,275.03            0.00      272,650,706.15            0.00
 AR                0.05            0.00                0.00            0.00
 B3           15,754.43            0.00        2,382,044.30            0.00
----------------------------------------------------------------------------
  M           92,279.58            0.00       13,952,520.52            0.00
 B1           42,762.94            0.00        6,465,685.52            0.00
 B2           18,007.78            0.00        2,722,746.50            0.00
 B4           11,254.07            0.00        1,701,596.95            0.00
 B5            4,698.79       53,064.17          657,384.49     1,025,455.03
----------------------------------------------------------------------------
Totals    23,178,325.26       53,064.17      368,760,213.95     1,025,455.03
----------------------------------------------------------------------------

  THE                                                 Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

                          Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------
                             Original           Beginning         Scheduled                         Unscheduled
                            Certificate        Certificate         Principal         Accretion       Principal
Class       Cusip             Balance            Balance         Distribution        Principal      Adjustments
----------------------------------------------------------------------------------------------------------------
 A1       12669A3Z5       329,512,000.00      145,907,290.05     12,044,255.05         0.00             0.00
 A2       12669A4A9        33,043,000.00       10,977,880.06      1,447,446.16         0.00             0.00
 A3       12669A4B7         1,750,000.00        1,750,000.00              0.00         0.00             0.00
 A4       12669A4C5         1,750,000.00        1,750,000.00              0.00         0.00             0.00
 A5       12669A4D3         1,994,000.00        1,994,000.00              0.00         0.00             0.00
 A6       12669A4E1         2,500,000.00        2,500,000.00              0.00         0.00             0.00
 A7       12669A4F8         2,500,000.00        2,500,000.00              0.00         0.00             0.00
 A8       12669A4G6        82,652,000.00       37,822,963.50      2,940,732.56         0.00             0.00
 A9       12669A4H4        96,997,000.00       34,316,801.90      4,111,747.96         0.00             0.00
 A10      12669A4J0        10,000,000.00        4,816,876.95        374,511.82         0.00             0.00
 A11      12669A4K7           526,000.00                0.00              0.00         0.00             0.00
 A12      12669A4L5         5,000,000.00        5,000,000.00              0.00         0.00             0.00
 A13      12669A4M3         9,431,118.00        9,431,118.00              0.00         0.00             0.00
 A14      12669A4N1         2,901,882.00        2,901,882.00              0.00         0.00             0.00
 A15      12669A4P6         5,000,000.00        5,000,000.00              0.00         0.00             0.00
 A16      12669A4Q4        17,588,235.00       17,588,235.00              0.00         0.00             0.00
 A17      12669A4R2         5,411,765.00        5,411,765.00              0.00         0.00             0.00
 A18      12669A4S0        71,110,000.00       71,110,000.00              0.00         0.00             0.00
 PO       12669A4T8         1,299,213.00        1,044,913.88         26,797.11         0.00             0.00
  X       12669A4U8       582,320,842.00      290,107,922.69              0.00         0.00             0.00
 AR       12669A4V9               100.00                0.00              0.00         0.00             0.00
 B3       12669A4Z4         2,489,000.00        2,384,880.63          2,836.33         0.00             0.00
----------------------------------------------------------------------------------------------------------------
  M       12669A4W1        14,579,000.00       13,969,133.96         16,613.44         0.00             0.00
 B1       12669A4X9         6,756,000.00        6,473,384.29          7,698.77         0.00             0.00
 B2       12669A4Y7         2,845,000.00        2,725,988.51          3,242.01         0.00             0.00
 B4       12669A5A8         1,778,000.00        1,703,623.06          2,026.11         0.00             0.00
 B5       12669A5B6         1,778,901.04          711,294.60            845.94         0.00             0.00
----------------------------------------------------------------------------------------------------------------
Totals                    711,192,214.04      389,792,031.39     20,978,753.26         0.00             0.00
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                Net             Current          Ending              Ending
             Principal         Realized        Certificate         Certificate
Class       Distribution        Losses           Balance             Factor
-------------------------------------------------------------------------------
 A1        12,044,255.05          0.00       133,863,034.99       0.40624631271
 A2         1,447,446.16          0.00         9,530,433.90       0.28842520060
 A3                 0.00          0.00         1,750,000.00       1.00000000000
 A4                 0.00          0.00         1,750,000.00       1.00000000000
 A5                 0.00          0.00         1,994,000.00       1.00000000000
 A6                 0.00          0.00         2,500,000.00       1.00000000000
 A7                 0.00          0.00         2,500,000.00       1.00000000000
 A8         2,940,732.56          0.00        34,882,230.94       0.42203734859
 A9         4,111,747.96          0.00        30,205,053.94       0.31140193961
 A10          374,511.82          0.00         4,442,365.13       0.44423651335
 A11                0.00          0.00                 0.00       0.00000000000
 A12                0.00          0.00         5,000,000.00       1.00000000000
 A13                0.00          0.00         9,431,118.00       1.00000000000
 A14                0.00          0.00         2,901,882.00       1.00000000000
 A15                0.00          0.00         5,000,000.00       1.00000000000
 A16                0.00          0.00        17,588,235.00       1.00000000000
 A17                0.00          0.00         5,411,765.00       1.00000000000
 A18                0.00          0.00        71,110,000.00       1.00000000000
 PO            26,797.11          0.00         1,018,116.77       0.78364115287
  X                 0.00          0.00       272,650,706.15       0.46821388912
 AR                 0.00          0.00                 0.00       0.00000000000
 B3             2,836.33          0.00         2,382,044.30       0.95702864606
-------------------------------------------------------------------------------
  M            16,613.44          0.00        13,952,520.52       0.95702863833
 B1             7,698.77          0.00         6,465,685.52       0.95702864441
 B2             3,242.01          0.00         2,722,746.50       0.95702864573
 B4             2,026.11          0.00         1,701,596.95       0.95702865698
 B5               845.94     53,064.17           657,384.49       0.36954528129
-------------------------------------------------------------------------------
Totals     20,978,753.26     53,064.17       368,760,213.95
-------------------------------------------------------------------------------

  THE                                                 Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

                          Interest Distribution Detail

---------------------------------------------------------------------------------------------------
               Beginning            Pass                Accrued          Cumulative
              Certificate          Through              Optimal            Unpaid         Deferred
Class           Balance            Rate (%)             Interest          Interest        Interest
---------------------------------------------------------------------------------------------------
 A1          145,907,290.05        6.500000             790,331.15          0.00            0.00
 A2           10,977,880.06        6.500000              59,463.52          0.00            0.00
 A3            1,750,000.00        6.500000               9,479.17          0.00            0.00
 A4            1,750,000.00        6.500000               9,479.17          0.00            0.00
 A5            1,994,000.00        6.500000              10,800.83          0.00            0.00
 A6            2,500,000.00        6.500000              13,541.67          0.00            0.00
 A7            2,500,000.00        6.500000              13,541.67          0.00            0.00
 A8           37,822,963.50        6.500000             204,874.39          0.00            0.00
 A9           34,316,801.90        6.500000             185,882.68          0.00            0.00
 A10           4,816,876.95        6.500000              26,091.42          0.00            0.00
 A11                   0.00        6.500000                   0.00          0.00            0.00
 A12           5,000,000.00        6.500000              27,083.33          0.00            0.00
 A13           9,431,118.00        2.718750              21,367.38          0.00            0.00
 A14           2,901,882.00       18.789063              45,436.37          0.00            0.00
 A15           5,000,000.00        6.400000              26,666.67          0.00            0.00
 A16          17,588,235.00        2.718750              39,848.34          0.00            0.00
 A17           5,411,765.00       18.789063              84,734.99          0.00            0.00
 A18          71,110,000.00        6.500000             385,179.17          0.00            0.00
 PO            1,044,913.88        0.000000                   0.00          0.00            0.00
  X          290,107,922.69        0.389958              94,275.03          0.00            0.00
 AR                    0.00        6.500000                   0.00          0.00            0.00
 B3            2,384,880.63        6.500000              12,918.10          0.00            0.00
---------------------------------------------------------------------------------------------------
  M           13,969,133.96        6.500000              75,666.14          0.00            0.00
 B1            6,473,384.29        6.500000              35,064.16          0.00            0.00
 B2            2,725,988.51        6.500000              14,765.77          0.00            0.00
 B4            1,703,623.06        6.500000               9,227.96          0.00            0.00
 B5              711,294.60        6.500000               3,852.85          0.00            0.00
---------------------------------------------------------------------------------------------------
Totals       389,792,031.39                           2,199,571.93          0.00            0.00
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                  Total              Net          Unscheduled
                Interest          Prepayment        Interest             Interest
Class              Due           Int Shortfall     Adjustment               Paid
-------------------------------------------------------------------------------------
 A1             790,331.15          0.00               0.00              790,331.15
 A2              59,463.52          0.00               0.00               59,463.52
 A3               9,479.17          0.00               0.00                9,479.17
 A4               9,479.17          0.00               0.00                9,479.17
 A5              10,800.83          0.00               0.00               10,800.83
 A6              13,541.67          0.00               0.00               13,541.67
 A7              13,541.67          0.00               0.00               13,541.67
 A8             204,874.39          0.00               0.00              204,874.39
 A9             185,882.68          0.00               0.00              185,882.68
 A10             26,091.42          0.00               0.00               26,091.42
 A11                  0.00          0.00               0.00                    0.00
 A12             27,083.33          0.00               0.00               27,083.33
 A13             21,367.38          0.00               0.00               21,367.38
 A14             45,436.37          0.00               0.00               45,436.37
 A15             26,666.67          0.00               0.00               26,666.67
 A16             39,848.34          0.00               0.00               39,848.34
 A17             84,734.99          0.00               0.00               84,734.99
 A18            385,179.17          0.00               0.00              385,179.17
 PO                   0.00          0.00               0.00                    0.00
  X              94,275.03          0.00               0.00               94,275.03
 AR                   0.00          0.00               0.00                    0.05
 B3              12,918.10          0.00               0.00               12,918.10
-------------------------------------------------------------------------------------
  M              75,666.14          0.00               0.00               75,666.14
 B1              35,064.16          0.00               0.00               35,064.16
 B2              14,765.77          0.00               0.00               14,765.77
 B4               9,227.96          0.00               0.00                9,227.96
 B5               3,852.85          0.00               0.00                3,852.85
-------------------------------------------------------------------------------------
Totals        2,199,571.93          0.00               0.00            2,199,571.98
-------------------------------------------------------------------------------------

  THE                                                 Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

                           Current Payment Information
                               Factors per $1,000

--------------------------------------------------------------------------------------------------
                                     Original              Beginning Cert.
                                    Certificate              Notional                Principal
Class         Cusip                   Balance                Balance                Distribution
--------------------------------------------------------------------------------------------------
 A1         12669A3Z5             329,512,000.00           442.798107653            36.551794941
 A2         12669A4A9              33,043,000.00           332.230126246            43.804925647
 A3         12669A4B7               1,750,000.00          1000.000000000             0.000000000
 A4         12669A4C5               1,750,000.00          1000.000000000             0.000000000
 A5         12669A4D3               1,994,000.00          1000.000000000             0.000000000
 A6         12669A4E1               2,500,000.00          1000.000000000             0.000000000
 A7         12669A4F8               2,500,000.00          1000.000000000             0.000000000
 A8         12669A4G6              82,652,000.00           457.617038887            35.579690301
 A9         12669A4H4              96,997,000.00           353.792404928            42.390465321
 A10        12669A4J0              10,000,000.00           481.687695357            37.451182010
 A11        12669A4K7                 526,000.00             0.000000000             0.000000000
 A12        12669A4L5               5,000,000.00          1000.000000000             0.000000000
 A13        12669A4M3               9,431,118.00          1000.000000000             0.000000000
 A14        12669A4N1               2,901,882.00          1000.000000000             0.000000000
 A15        12669A4P6               5,000,000.00          1000.000000000             0.000000000
 A16        12669A4Q4              17,588,235.00          1000.000000000             0.000000000
 A17        12669A4R2               5,411,765.00          1000.000000000             0.000000000
 A18        12669A4S0              71,110,000.00          1000.000000000             0.000000000
 PO         12669A4T8               1,299,213.00           804.266798853            20.625645987
  X         12669A4U8             582,320,842.00           498.192580045             0.000000000
 AR         12669A4V9                     100.00             0.000000000             0.000000000
 B3         12669A4Z4               2,489,000.00           958.168191968             1.139545905
--------------------------------------------------------------------------------------------------
  M         12669A4W1              14,579,000.00           958.168184229             1.139545896
 B1         12669A4X9               6,756,000.00           958.168190313             1.139545903
 B2         12669A4Y7               2,845,000.00           958.168191633             1.139545905
 B4         12669A5A8               1,778,000.00           958.168202894             1.139545918
 B5         12669A5B6               1,778,901.04           399.850570252             0.475540812
--------------------------------------------------------------------------------------------------
Totals                            711,192,214.04           548.082534784            29.498007495
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
                                     Ending Cert.              Pass
               Interest                Notional               Through
Class         Distribution             Balance               Rate (%)
-----------------------------------------------------------------------
 A1           2.398489750             406.246312712           6.500000
 A2           1.799579850             288.425200599           6.500000
 A3           5.416666667            1000.000000000           6.500000
 A4           5.416666667            1000.000000000           6.500000
 A5           5.416666667            1000.000000000           6.500000
 A6           5.416666667            1000.000000000           6.500000
 A7           5.416666667            1000.000000000           6.500000
 A8           2.478758961             422.037348586           6.500000
 A9           1.916375527             311.401939607           6.500000
 A10          2.609141683             444.236513347           6.500000
 A11          0.000000000               0.000000000           6.500000
 A12          5.416666667            1000.000000000           6.500000
 A13          2.265625000            1000.000000000           2.718750
 A14         15.657552083            1000.000000000          18.789063
 A15          5.333333333            1000.000000000           6.400000
 A16          2.265625000            1000.000000000           2.718750
 A17         15.657552083            1000.000000000          18.789063
 A18          5.416666667            1000.000000000           6.500000
 PO           0.000000000             783.641152866           0.000000
  X           0.161895339             468.213889123           0.389958
 AR           0.505684270               0.000000000           6.500000
 B3           5.190077706             957.028646063           6.500000
-----------------------------------------------------------------------
  M           5.190077665             957.028638333           6.500000
 B1           5.190077698             957.028644410           6.500000
 B2           5.190077705             957.028645728           6.500000
 B4           5.190077766             957.028656976           6.500000
 B5           2.165857256             369.545281293           6.500000
-----------------------------------------------------------------------
Totals        3.092795360             518.509914296
-----------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

Pool Level Data

Distribution Date                                                                                                  9/25/02
Cut-off Date                                                                                                        1/1/99
Determination Date                                                                                                  9/1/02
Accrual Period 30/360                               Begin                                                           8/1/02
                                                    End                                                             9/1/02
Number of Days in 30/360 Accrual Period                                                                                 30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                        704,975,622.37

Beginning Aggregate Pool Stated Principal Balance                                                           389,792,031.39
Ending Aggregate Pool Stated Principal Balance                                                              368,760,213.95

Beginning Aggregate Certificate Stated Principal Balance                                                    389,792,031.39
Ending Aggregate Certificate Stated Principal Balance                                                       368,760,213.95

Beginning Aggregate Loan Count                                                                                        1156
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                         60
Ending Aggregate Loan Count                                                                                           1096

Beginning Weighted Average Loan Rate (WAC)                                                                       7.038875%
Ending Weighted Average Loan Rate (WAC)                                                                          7.033520%

Beginning Net Weighted Average Loan Rate                                                                         6.772807%
Ending Net Weighted Average Loan Rate                                                                            6.767486%

Weighted Average Maturity (WAM) (Months)                                                                               314

Servicer Advances                                                                                                44,650.98

Aggregate Pool Prepayment                                                                                    20,314,901.46
Pool Prepayment Rate                                                                                           47.8642 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                            92.8055273501%
Senior Prepayment Percentage                                                                                100.0000000000%

Subordinate Percentage                                                                                        7.1944726499%
Subordinate Prepayment Percentage                                                                             0.0000000000%

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

Certificate Account

Beginning Balance                                                                                                      0.00

Deposit
Payments of Interest and Principal                                                                            23,055,067.18
Liquidation Proceeds                                                                                             200,204.06
All Other Proceeds                                                                                                     0.00
Other Amounts                                                                                                          0.00
                                                                                                              -------------
Total Deposits                                                                                                23,255,271.24


Withdrawals
Reimbursement of Servicer Advances                                                                                     0.00
Payment of Master Servicer Fees                                                                                   74,233.40
Payment of Sub Servicer Fees                                                                                       2,295.94
Payment of Other Fees                                                                                                  0.00
Payment of Insurance Premium(s)                                                                                      416.67
Payment of Personal Mortgage Insurance                                                                                 0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                       0.00
Payment of Principal and Interest                                                                             23,178,325.24
                                                                                                              -------------
Total Withdrawals                                                                                             23,255,271.24

Ending Balance                                                                                                       416.67

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          6,973.28
Compensation for Gross PPIS from Servicing Fees                                                                    6,973.28
Other Gross PPIS Compensation                                                                                          0.00
                                                                                                              -------------
Total Net PPIS (Non-Supported PPIS)                                                                                    0.00

Master Servicing Fees Paid                                                                                        74,233.40
Sub Servicing Fees Paid                                                                                            2,295.94
Insurance Premium(s) Paid                                                                                            416.67
Personal Mortgage Insurance Fees Paid                                                                                  0.00
Other Fees Paid                                                                                                        0.00
                                                                                                              -------------
Total Fees                                                                                                        76,946.00

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                   30-59 Days   60-89 Days   90-179 Days   180-269 Days    270+ Days          Totals
-----------                                   ----------   ----------   -----------   ------------    ---------          ------
Scheduled Principal Balance                 3,783,151.51   623,702.41          0.00           0.00   848,495.89    5,255,349.81
Percentage of Total Pool Balance               1.025911%    0.169135%     0.000000%      0.000000%    0.230094%       1.425140%
Number of Loans                                       11            3             0              0            3              17
Percentage of Total Loans                      1.003650%    0.273723%     0.000000%      0.000000%    0.273723%       1.551095%

Foreclosure
-----------
Scheduled Principal Balance                                                                                          289,264.64
Percentage of Total Pool Balance                                                                                      0.078442%
Number of Loans                                                                                                               1
Percentage of Total Loans                                                                                             0.091241%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                          639,784.90
Percentage of Total Pool Balance                                                                                      0.173496%
Number of Loans                                                                                                               2
Percentage of Total Loans                                                                                             0.182482%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               53,064.17
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                              1,058,276.64

--------------------------------------------------------------------------------
            Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                      Original                Current
----------                                                                                      --------                -------
Bankruptcy Loss                                                                                     0.00                   0.00
Bankruptcy Percentage                                                                          0.000000%              0.000000%
Credit/Fraud Loss                                                                                   0.00           7,049,756.22
Credit/Fraud Loss Percentage                                                                   0.000000%              1.911745%

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-1

Protection                                                                                      Original                Current
----------                                                                                      --------                -------
Special Hazard Loss                                                                                 0.00                   0.00
Special Hazard Loss Percentage                                                                 0.000000%              0.000000%

Credit Support                                                                                  Original                Current
--------------                                                                                  --------                -------
Class A                                                                                   683,455,313.00         343,260,279.98
Class A Percentage                                                                            96.099943%             93.084955%

Class M                                                                                    14,579,000.00          13,952,520.52
Class M Percentage                                                                             2.049938%              3.783630%

Class B1                                                                                    6,756,000.00           6,465,685.52
Class B1 Percentage                                                                            0.949954%              1.753358%

Class B2                                                                                    2,845,000.00           2,722,746.50
Class B2 Percentage                                                                            0.400033%              0.738351%

Class B4                                                                                    1,778,000.00           1,701,596.95
Class B4 Percentage                                                                            0.250003%              0.461437%

Class B5                                                                                    1,778,901.04             657,384.49
Class B5 Percentage                                                                            0.250129%              0.178269%



--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------

7007048
-------
Beginning Balance                                                                                                         0.00
Deposits                                                                                                                  0.00
Accrued Interest                                                                                                          0.00
Withdrawals                                                                                                               0.00
Ending Balance                                                                                                            0.00